Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

Stamford, Conn. – November 24, 2010 – Frontier Communications Corporation (NYSE:FTR) is scheduled to participate in the upcoming 38th Annual UBS Global Media and Communications in New York, NY.  Maggie Wilderotter, Chairman and Chief Executive Officer, and Donald Shassian, Executive Vice President and Chief Financial Officer, are scheduled to present on Monday, December 6, 2010, at 11:00 a.m. Eastern time.

A live webcast of the presentation will be available at www.frontier.com on the Investor Relations page under “Webcasts & Presentations.”

About Frontier Communications

Frontier Communications Corporation (NYSE: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications Access Solutions for medium and large businesses in 27 states and with approximately 14,800 employees. More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Director, Investor Relations	AVP Corp. Comm.
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@FTR.com	greg.lundberg@FTR.com	brigid.smith@FTR.com

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